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                                                                EXHIBIT 10.13



         1997 VASCO DATA SECURITY INTERNATIONAL, INC. STOCK OPTION PLAN
                                   AS AMENDED

1.       PURPOSE

         The purpose of the Plan is to promote the long-term success of the Company for the benefit of the stockholders by encouraging officers and employees of VASCO to have meaningful investments in the Company so that, as stockholders themselves, those individuals will be more likely to represent the views and interests of other stockholders and by providing incentives to such officers and employees for continued service. The Company believes that the possibility of participation under the Plan will provide this group of officers and employees an incentive to perform more effectively and will assist VASCO in attracting and retaining people of outstanding training, experience and ability.

2.       DEFINITIONS

         2.1     "Authorized Plan Shares" shall have the meaning set forth in
                 Section 6.1.

         2.2 "Award" shall mean an award or grant made to a Participant under Section 8.

         2.3 "Award Agreement" shall mean the agreement provided in connection with an Award under Section 10.

         2.4 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

         2.5 "Board of Directors" shall mean the Board of Directors of the Company.

         2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

         2.7     "Company" shall mean VASCO Data Security International, Inc.

         2.8 "Common Stock" shall mean the Company's common stock, $.001 par value per share.

         2.9 "Dividend Equivalent" shall mean an amount equal to the amount of the cash dividends that are declared and become payable after the Award Date for the Award to which it relates and on or before the Settlement Date for such Award.

         2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.11 "Fair Market Value" on any date shall mean the average of the high and low closing bid quotations on the Over-the-Counter Bulletin Board ("OTC BB") of a share of Common Stock for such date, or if the Common Stock is quoted as listed
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                 on the Nasdaq Stock Market or a different national securities exchange (a "National Exchange"), the average of the highest and the lowest sales prices on the applicable National Exchange for such date, provided that if (i) no sales of Common Stock are included on the OTC BB or the National Exchange, as applicable, for such date, or (ii) in the opinion of the Committee the sales of Common Stock on such date on the OTC BB or the National Exchange, as applicable, are insufficient to constitute a representative market, then the Fair Market Value of a share of Common Stock on such date shall be deemed to be the average of the high and low closing bid quotations on the OTC BB, or the average of the highest and lowest sales prices on the applicable National Exchange, of a share of Common Stock for the next preceding day on which
                 (x) sales of Common Stock are included and (y) sales on such day are sufficient in the opinion of the Committee to constitute a representative market.

         2.12 "ISO" shall mean any Stock Option (included any Reload Stock Option) designated in an Award Agreement as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         2.13 "Non-Qualified Stock Option" shall mean any Stock Option that is not an ISO.

         2.14 "Option Price" shall mean the purchase price of one share of Common Stock under a Stock Option.

         2.15 "Participant" shall mean a person who has been selected by the Committee to receive an Award under the Plan.

         2.16 "Plan" shall mean this 1997 VASCO Data Security International, Inc. Stock Option Plan, as amended from time to time.

         2.17 "Reload Stock Option" shall mean a Stock Option (i) that is awarded, either automatically in accordance with the terms of an Award Agreement in which one or more other Awards are made or by separate Award, upon the exercise of a stock option granted under this Plan or otherwise where the option price is paid by the option holder by delivery of shares of Common Stock on the Settlement Date for such exercise and (ii) that entitles such holder to purchase the number of shares so delivered for an Option Price equal to the Fair Market Value of a share of Common Stock on such Settlement Date.

         2.18 "Rule 16b-3" shall mean Regulation Section 240.16b-3 of the rules and regulations of the Securities Exchange Commission promulgated under the Exchange Act.

         2.19 "Settlement Date" shall mean (i) with respect to any Stock Option that has been exercised in whole or in part, the date or dates upon which shares of Common Stock are to be delivered to the Participant and the Option Price therefor paid and

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                 (ii) with respect to Dividend Equivalents, the date upon which payment thereof is to be made, in each case, determined in accordance with the terms of the Award Agreement under which any such Award was made.

         2.20 "Stock Option" or "Option" shall mean any right to purchase shares of Common Stock (including Reload Stock Option) awarded pursuant to Section 8.1.

         2.21 "VASCO" shall mean the Company, any stock corporation of which a majority of the capital stock generally entitled to vote for directors is owned directly or indirectly by the Company, and any other company designated as such by the Committee, but only during the period of such ownership or designation.

3        TERM

         The Plan shall be effective as of July 21, 1997 and shall remain in effect until terminated by the Board of Directors or the Committee. After termination of the Plan, no further Awards may be granted other than Reload Stock Options granted in accordance with the Award Agreements existing as of the date the Plan is terminated, but outstanding Awards shall remain effective in accordance with their terms and the terms of the Plan.

4        PLAN ADMINISTRATION

         4.1     The Committee shall be responsible for administering the Plan.

                 4.1.1 Composition of the Committee. The Committee shall be comprised of two or more members of the Board of Directors, all of whom shall be "non-employee directors" as defined in Rule 16b-3.

                 4.1.2 Powers. The Committee shall have full and exclusive discretionary power to interpret the Plan and to determine eligibility for benefits and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper. Such power shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Section 11, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company or its affiliates operate.

                 4.1.3 Delegation. The Committee may delegate to one or more of its members or to one or more agents or advisers such non-discretionary administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.


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         4.2     The Committee may employ attorneys, consultants, accountants and other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such person. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee shall be fully protected by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination or interpretation.

5        ELIGIBILITY

         Awards will be limited to persons who are officers, employees, directors, consultants or advisers of VASCO, provided that bona fide services shall be rendered by consultants or advisers and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. In determining the persons to whom Awards shall be made, the Committee shall, in its discretion, take into account the nature of the person's duties, past and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. A person who has received an Award or Awards may receive additional Award or Awards. For Purposes of this Section 5, the terms "employee" and "officer" shall also include any former employee or former officer of VASCO eligible to receive a replacement award.

6        AUTHORIZED AWARDS AND LIMITATIONS

         6.1 Except for adjustments pursuant to Section 7, the maximum number of shares of Common Stock that shall be available for issuance under the Plan (the "Authorized Plan Shares") shall be 5,000,000.

         6.2 If an Award expires unexercised or is forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

         6.3 Common Stock that may be issued under the Plan may be either authorized and unissued shares, or issued shares that have been reacquired by the Company and that are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan; provided, however, that cash, in an amount equal to the Fair Market Value of a fractional share of Common Stock as of the Settlement Date of the Award, shall be paid in lieu of any fractional shares in the settlement of Awards payable in shares of Common Stock.


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7        ADJUSTMENTS AND REORGANIZATIONS

         The Committee may make such adjustments to Awards granted under the Plan (including the terms, exercise price and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company's share price or share status.

         In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan and the number, kind and price of shares subject to outstanding Awards and any other terms of outstanding Awards shall be subject to such equitable adjustments as the Committee, in its sole discretion, may deem appropriate.

8        AWARDS

         The Committee shall determine the type and amount of any Award to be made to any Participant. Awards may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of , as alternatives to, or as the payment form for, grants under any other employee benefit or compensation plan of the Company, including any such employee benefit or compensation plan of any acquired entity.

         8.1     Stock Options

                 8.1.1 Grants. Stock Options (including Reload Stock Options) granted under this Plan may be either of the following:

                          8.1.1.1 an ISO or

                          8.1.1.2 a Non-Qualified Stock Option

         The Committee may grant any Participant one or more ISOs, Non-Qualified Stock Options, or both types of Stock Options, in each case with or without Reload Stock Options. Stock Options granted pursuant to this Plan shall be subject to such additional terms, conditions, or restrictions as may be provided in the Award Agreement relating to such Stock Option.

                 8.1.2 ISOs. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority awarded under the Plan be exercised, as to disqualify this Plan under
                          Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any ISO under Section 422 of the Code.

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                          8.1.2.1 The Option Price of an ISO shall not be less
                                  than 100% of the Fair Market Value of a share of Common Stock on the Award Date.

                          8.1.2.2 An ISO shall not be granted to an individual
                                  who, on the date of grant, owns stock
                                  possessing more than 10% of the total
                                  combined voting power of all classes of stock of the Company. However, this rule shall not apply if at the time the ISO is granted the Option Price is at least 110% of the Fair Market Value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five years from the date the ISO is granted.

                          8.1.2.3 The aggregate Fair Market Value, determined
                                  on the Award Date, of the shares of Common
                                  Stock or other stock with respect to which one or more ISOs that are exercisable for the first time by the Participant during any particular calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

                          8.1.2.4 An ISO shall be granted within ten years from
                                  the date the Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier. An ISO by its terms shall not be exercisable after the expiration of ten years from the date the ISO was granted.

                 8.1.3 Manner of Payment of Option Price. The Option Price shall be paid in full at the time of the exercise of the Stock Option and may be paid in any of the following methods or combinations thereof:

                          8.1.3.1 In United States dollars in cash, check,
                                  bank draft or money order payable to the order of the Company;

                          8.1.3.2 By delivery of shares of Common Stock having
                                  an aggregate Fair Market Value on the date of such exercise equal to the Option Price;

                          8.1.3.3 Participants may simultaneously exercise
                                  Stock Options and sell their shares of Common Stock acquired thereby and apply the proceeds to the payment of the Option Price pursuant to the procedures established by the Committee;

                          8.1.3.4 In any other manner that the Committee shall
                                  approve; and

                          8.1.3.5 Any shares of Common Stock required or
                                  permitted to be sold by an executive officer in connection with the payment of the Option Price shall be transferred to the Company.


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                          8.1.4    Reload Stock Options.  The Committee may
                                   award Reload Stock Options to any
                                   Participant either in combination with
                                   other Awards or in separate Award Agreements that grant Reload Stock Options upon exercise of outstanding stock options granted under this Plan or otherwise.

         8.2     Dividend Equivalents

         The Committee may provide in any Award Agreement in which Stock Options are awarded that such Stock Options may accrue Dividend Equivalents.

9        TRANSFERABILITY AND BENEFICIARIES

         No Awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code) or Title I of the Employee Retirement Income Security Act, or the rules thereunder unless otherwise determined by the Committee.

10       AWARD AGREEMENTS

         Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, which may include the term of an Award, the provisions applicable in the event the Participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award.

11       AMENDMENTS AND COMPLIANCE WITH RULE 16B-3

         The Committee may suspend, terminate, or amend the Plan as it deems necessary or appropriate, except that, without the approval of the Company's shareholders, no such amendment shall be made for which shareholder approval is necessary to comply with any applicable tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16b of the Exchange Act.

12       TAX WITHHOLDING

         The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the Settlement Date of the applicable Award.

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13       OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS

         Unless otherwise specifically determined by the Committee, settlements of Awards received by a Participant under the Plan shall not be deemed a part of the Participant's regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan, severance program or severance pay law of any country. Further, VASCO may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.


14       UNFUNDED PLAN

         Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

15       FUTURE RIGHTS

         No person shall have any claim or right to be granted an Award under the Plan, and no Participant shall have any right under the Plan to be retained in the employment of VASCO.

16       GOVERNING LAW

         The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

17       SUCCESSORS AND ASSIGNS

         The Plan shall be binding on all successors and assigns of a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

18       RIGHTS AS A SHAREHOLDER

         Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.


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19       LIABILITY

         No award or other transaction shall be permitted under this Plan which would have the effect of imposing liability for a Participant under Section 16 of the Exchange Act. Irrespective of any other provision of this Plan or Award Agreement, any such Award or other transaction purportedly made under or pursuant to this Plan shall be void, ab initio.